CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 30, 2018 relating to the financial statements, which appear in VirTra, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Friedman LLP

East Hanover, NJ

September 10, 2018